EXHIBIT 99.1
January 17, 2006
A. Schulman, Inc.
Senior Credit Facilities
Commitment Letter
A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attention: Robert A. Stefanko, Chief Financial Officer
Ladies and Gentlemen:
     You (the “Company”) have requested that J.P. Morgan Securities Inc. (“JPMorgan”) agree to structure, arrange and syndicate senior credit facilities in an aggregate US dollar equivalent of $350,000,000. Such senior credit facilities would consist of a senior revolving credit facility in an aggregate US dollar equivalent amount of up to $250,000,000 (the “Revolving Facility”), with up to the US dollar equivalent of $150,000,000 of the Revolving Facility available to certain of your foreign subsidiaries (the “Foreign Borrowers”, and together with the Company, the “Borrowers”) for euro borrowings and borrowings in other currencies acceptable to the Lenders, and a senior term loan A credit facility in an aggregate amount of the US dollar equivalent of $350,000,000 less the aggregate amount of the Revolving Facility and the amount of the Offering (defined below) (the “Term Loan Facility”, and together with the Revolving Facility, the “Facilities”) available to the Foreign Borrowers in euro and such other currencies acceptable to the Lenders, and that JPMorgan Chase Bank, National Association and its affiliates (collectively, “JPMCB”) commit to provide the entire principal amount of the Facilities and to serve as administrative agent for the Facilities.
     JPMorgan is pleased to advise you that it is willing to act as exclusive arranger for the Facilities.
     Furthermore, each of JPMCB and JPMorgan, respectively, are pleased to advise you of JPMCB’s commitment to provide the entire amount of the Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (the “Commitment Letter”) and in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).
     It is agreed that JPMCB will act as the sole and exclusive Administrative Agent, and that JPMorgan will act as the sole and exclusive Lead Arranger and Bookrunner (in such capacities, the “Lead Arranger”) for the Facilities. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other that that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.
     We intend to syndicate the Facilities to a group of financial institutions (together with JPMCB, the “Lenders”) identified by us in consultation with you. JPMorgan intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist JPMorgan in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrowers and the proposed Lenders, (c) the hosting, with JPMorgan, of one or more meetings of prospective Lenders and (d) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication
     As the Lead Arranger, JPMorgan, in consultation with the Company, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In acting as the Lead Arranger, JPMorgan will have no responsibility other than to arrange the syndication as set forth herein and shall in no event be subject to any fiduciary or other implied duties. Additionally, the Company acknowledges and agrees that, as Lead Arranger, JPMorgan is not advising the Borrowers as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the other Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and JPMorgan shall have no responsibility or liability to any Borrower with respect thereto. Any review by JPMorgan of the Borrowers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMorgan and JPMCB and shall not be on behalf of the Borrowers. Nevertheless, JPMorgan and JPMCB acknowledge that the Company has discussed with them certain benefits of the Company’s existing intercompany transactions and related tax benefits and its desire not to jeopardize the existing structure and benefits.
     To assist JPMorgan in its syndication efforts, you agree promptly to prepare and provide to JPMorgan and JPMCB all information with respect to the Borrowers and the transactions contemplated hereby reasonably necessary in connection with such syndication efforts, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections or any other forward-looking statements (the “Information”) that has been or will be made available in writing to JPMCB or JPMorgan by you or any of your designated representatives is or will be, when furnished (when taken together with the Company’s annual reports and other reports filed with the Securities Exchange Commission), complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been

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or will be made available to JPMCB or JPMorgan by you or any of your designated representatives have been or will be prepared in good faith based upon assumptions believed to be reasonable when made (it being understood that projections are inherently unreliable and that actual performance may differ materially from the projections). You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.
     As consideration for JPMCB’s commitment hereunder and JPMorgan’s agreement to perform the services described herein, you agree to pay and to cause the other Borrowers to pay to JPMCB the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the “Fee Letter”).
     JPMCB’s commitment hereunder and JPMorgan’s agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrowers and their subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrowers or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our reasonable judgment, could materially impair our ability to achieve a successful syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of any of the Borrowers or any affiliate thereof, other than a private placement or amendment of notes on behalf of the Company or any of its Subsidiaries so long as the aggregate principal amount thereof does not exceed $150,000,000 (the “Offering"), (e) the negotiation, execution and delivery on or before March 15, 2006 of definitive documentation (the “Credit Documentation”) satisfactory to JPMCB, the Company and their respective counsel and (f) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of the Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of JPMCB, JPMorgan and the Company.
     You agree (a) to indemnify and hold harmless JPMCB, JPMorgan and their affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they (i) are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or (ii) arise from a settlement with respect to which an indemnified person has admitted liability, and (b) to reimburse JPMCB,

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JPMorgan and their affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems (unless such other person received such Information from such indemnified person other than through a distribution of such Information made in accordance with this Commitment Letter) or for any special, indirect, consequential or punitive damages in connection with the Facilities. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities.
     This Commitment Letter shall not be assignable by you without the prior written consent of JPMCB and JPMorgan (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, JPMCB and JPMorgan. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto.
     This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. The Company consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (b) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York. The Company, JPMCB and JPMorgan irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the transactions described herein, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder.
     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly by you or us, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof). In addition, after your acceptance of this Commitment Letter and the Fee Letter, you may disclose this Commitment Letter, the Term

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Sheet and the contents hereof and thereof (but not the Fee Letter or the contents thereof), to the extent required, in any filings with the Securities and Exchange Commission.
     You acknowledge that JPMorgan, JPMCB and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither JPMorgan nor JPMCB will use confidential information obtained from you by virtue of the transactions contemplated by this letter or their other relationships with you in connection with the performance by JPMorgan or JPMCB of services for other companies, and neither JPMorgan nor JPMCB will furnish any such information to other companies. You also acknowledge that JPMorgan and JPMCB have no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you, confidential information obtained from other companies.
     Each of JPMorgan, JPMCB and their Affiliates agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential) on a confidential and need-to-know basis, (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any Lender or prospective Lender (provided that such person has agreed to keep the Confidential Information confidential to the same extent provided in this paragraph), (e) in connection with the exercise of any remedies under this Commitment Letter or the Fee Letter or any suit, action or proceeding relating to this Commitment Letter or the Fee Letter or the enforcement of rights hereunder or thereunder, (f) with the consent of the Borrowers or (g) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to JPMorgan or JPMCB on a non-confidential basis from a source other than a Borrower or any of its subsidiaries. For the purposes hereof, “Confidential Information” means all information received from any Borrower or any of its subsidiaries relating to such Borrower or its subsidiaries; provided that, in the case of information received from a Borrower or its subsidiaries after the date hereof, only such information as has not been publicly released will be considered to be Confidential Information. Any person required to maintain the confidentiality of Confidential Information as provided in this paragraph shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such person would accord to its own confidential information.
     The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPMCB’s commitment hereunder.
     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on January 17, 2006.

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JPMCB’s commitment and JPMorgan’s agreements herein will expire at such time in the event JPMCB has not received such executed counterparts in accordance with the immediately preceding sentence.

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     JPMCB and JPMorgan are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

By:	/s/ Michael Geroux

Name: Michael Geroux
Title: Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Matthew C. Bittner

Name: Matthew C. Bittner
Title: Vice President
Accepted and agreed to as of
the date first written above by:
A. SCHULMAN, INC.

By:	/s/ Robert A. Stefanko

Name: Robert A. Stefanko
Title: Executive Vice President

cc:	Dan Goggins
Teresa Kazagls
Gary Elek

Exhibit A
A. SCHULMAN, INC. CREDIT FACILITIES
Summary of Terms and Conditions
January 17, 2006

I.	Parties

	Company:	A. Schulman, Inc. (the “Company”).

	Foreign Borrowers:	A. Schulman Europe GmbH (the “German Borrower”), A. Schulman, S.A., A. Schulman Plastics S.A. and Diffussion Plastiques (collectively, the “French Borrowers”), and such other non-US subsidiaries of the Company as may be approved by the Administrative Agent (the “Foreign Borrowers”, and together with the Company, the German Borrower, and the French Borrowers, the “Borrowers”). Each Foreign Borrower shall only be liable for its own obligations under the Facilities.

	Guarantors:	The material domestic subsidiaries of the Company as agreed upon by the Company and the Administrative Agent. The Company shall also guaranty the Foreign Borrowers’ obligations.

	Lead Arranger and Bookrunner:	J.P. Morgan Securities Inc. ( “JPMorgan”, and in such capacity, the “Lead Arranger”).

	Administrative Agent:	JPMorgan Chase Bank, National Association (“JPMCB” and, in such capacity, the “Administrative Agent”).

	European Agent:	J.P. Morgan Europe Limited (the “European Agent”).

	Lenders:	A syndicate of banks, financial institutions and other entities, including JPMCB, arranged by the Lead Arranger and acceptable to the Company (collectively, the “Lenders”).

II.	Facilities

A. Revolving Credit Facility

	Type and Amount of	Five-year revolving credit facility (the “Revolving Credit

Facility:	Facility”) in an amount equal to the US dollar equivalent of $250,000,000 (the loans thereunder, the “Revolving Credit Loans”). Up to the US dollar equivalent of $150,000,000 of the Revolving Credit Facility shall be available to the Foreign Borrowers in euro and such other currencies as may be agreed to by the Administrative Agent and the Lenders, and shall be available to the Foreign Borrowers in Germany, France and such other jurisdictions as may be agreed to by the Administrative Agent and the Lenders. To the extent that a portion of the Foreign Borrowers’ subfacility has not been used by the Foreign Borrowers, the Company may borrow thereunder in the United States, with such Revolving Credit Loans being denominated in US dollars. Revolving Credit Loans under the Foreign Borrowers’ subfacility will not necessarily be made by all Lenders. Only those Lenders with commitments to extend credit overseas in euro and other agreed upon currencies shall be required to extend such Revolving Credit Loans, it being understood that at least the US dollar equivalent of $150,000,000 will be available overseas and in euro and other currencies. The proceeds of such Revolving Credit Loans shall be made available to certain of the Foreign Borrowers in Germany, France and other agreed upon non-US jurisdictions.

Availability:	The Revolving Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the “Revolving Credit Termination Date”).

Letters of Credit:	A portion of the Revolving Credit Facility not in excess of the US dollar equivalent of $75,000,000 shall be available for the issuance of letters of credit (the “Letters of Credit”) by JPMCB and such other Lenders approved by the Company and the Administrative Agent (in such capacity, the “Issuing Lender”) for the account of the Borrowers. Letters of Credit shall be available in such currencies and such jurisdictions as agreed to by the Administrative Agent and the Company. No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

Drawings under any Letter of Credit shall be reimbursed by the Company and, if applicable, the Foreign Borrower for whose account such Letter of Credit was issued (whether with its own funds or with the proceeds of Revolving Credit Loans) on the next business day. To the extent that the Company and, if applicable, the relevant Foreign Borrower do not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

Swing Line Loans:	A portion of the Revolving Credit Facility not in excess of $25,000,000 shall be available to the Company in US dollars in the United States for swing line loans (the “Swing Line Loans”) from JPMCB (in such capacity, the “Swing Line Lender”) on same-day notice. Any such Swing Line Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing Line Loan.

Maturity:	The Revolving Credit Termination Date.

Purpose:	The proceeds of the Revolving Credit Loans shall be used to retire certain existing indebtedness, to repurchase certain equity interests in the Company and for general corporate purposes of the Borrowers and their respective subsidiaries in the ordinary course of business.

Expansion Feature:	Subsequent to the Closing Date, the Company may, at its option so long as no Event of Default has occurred and is continuing, request to increase the aggregate amount of the Revolving Credit Facility by up to the US dollar equivalent of $125,000,000 without the consent of any Lenders not participating in such increase. The requested increase(s) may be assumed by one or more existing Lenders and/or by other financial institutions, as agreed by the Company and the Administrative Agent.

B. Term Loan Credit Facility

Type and Amount of Facility:	Five-year term loan credit facility (the “Term Loan Credit Facility”) in an amount equal to the US dollar equivalent of $350,000,000 less the aggregate amount of debt securities sold by the Company or its Subsidiaries on a private placement basis substantially contemporaneously with the closing of the Facilities and the amount of the Revolving Credit Facility. The Term Loan Credit Facility and the Revolving Credit Facility are referred to collectively as the “Facilities”. The loans under the Term Loan Credit Facility are referred to as the “Term Loans”, and together with the Revolving Credit Loans and the Swing Line Loans, are referred to collectively as the “Loans”). The Term Loans shall be denominated in US dollars or euro and shall be available to the Company, to the German Borrower, to the French Borrowers and to such other Foreign Borrowers as approved by the Administrative Agent. Not all Lenders will necessarily be committed to fund the Term Loans. The proceeds of such Term Loans shall be made available to such Borrowers in such jurisdictions as agreed to by the Company and the Lenders with commitments to extend credit to the Borrowers in such jurisdictions.

	Availability:	The Term Loan Credit Facility shall be available in its entirety on the Closing Date.

	Maturity:	The fifth anniversary of the Closing Date (the “Term Loan Termination Date”).

	Amortization:	The Term Loans shall not amortize during year 1 of the Term Loan Credit Facility, shall amortize 5% during each of years 2 and 3 of the Term Loan Credit Facility, shall amortize 15% during year 4 of the Term Loan Credit Facility, and shall amortize 75% during year 5 of the Term Loan Credit Facility. Such amortization payments shall be made on a quarterly basis. The Term Loans shall be fully repaid no later than the Term Loan Termination Date.

	Purpose:	The proceeds of the Term Loans shall be used to repurchase certain equity interests of certain Borrowers (which may include the repatriation of the proceeds thereof to the United States) and for general corporate purposes of the Borrowers in the ordinary course of business.

III.	Certain Payment Provisions

	Fees and Interest Rates:	As set forth on Annex I.

	Optional Prepayments and Commitment Reductions:	Loans may be prepaid and commitments may be reduced by the Borrowers in minimum amounts to be agreed upon.

IV.	Certain Conditions

	Initial Conditions:	The availability of the Facilities shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”) on or before March 15, 2006:

(a) The Borrowers shall have executed and delivered satisfactory definitive financing documentation with respect to the Facilities, including, without limitation, guaranty and pledge documentation in form and substance reasonably acceptable to the Administrative Agent (the “Credit Documentation”).

(b) The Lenders, the Administrative Agent and the Lead Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

(c) All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrowers and their respective subsidiaries shall have been obtained and be in full force and effect.

(d) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph with respect to which such financial statements are available, and (iii) statements of profits and losses for those subsidiaries of the Company organized in Europe and Asia on a consolidated basis for the two most recent fiscal years ended prior to the Closing Date.

(e) The Lenders shall have received such legal opinions, documents and other instruments as are customary for transactions of this type.

(f) The Administrative Agent shall hold a first priority security interest in a portion not to exceed 65% of certain foreign subsidiaries’ equity interests as described in more detail below.

(g) The Administrative Agent shall have received evidence satisfactory to it that certain of the Company’s and its Subsidiaries’ existing indebtedness has been repaid and terminated with the proceeds of the Facilities.

	On-Going Conditions:	The making of each extension of credit shall be conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a “material adverse change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets or financial condition of the Company and its subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Credit Documentation or the rights or remedies of the Administrative Agent and the Lenders thereunder.

V.	Pledge and Certain Documentation Matters

	Pledge of Certain Equity Interests:	The Facilities shall include a first priority pledge, subject to applicable requirements of law, of 65% of the capital stock of each foreign subsidiary owned directly by the Company or any Guarantor, including, without limitation, A. Schulman International. Such pledge also will secure interest rate swaps or hedge obligations owing to any Lender and, subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, privately placed debt in an original principal amount not in excess of $150,000,000, so long as such debt is issued on terms and conditions reasonably acceptable to the Administrative Agent (including the use of the proceeds thereof to retire certain of the Company’s existing indebtedness).

	Documentation Generally:	The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Lenders, including, without limitation:

	Representations and	Financial statements; absence of undisclosed liabilities; no

Warranties:	material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; labor matters; indebtedness; accuracy of disclosure (with materiality qualifiers for the representations and warranties to be agreed upon by the Company and the Administrative Agent).

Affirmative Covenants:	Delivery of financial statements, reports, accountants’ letters, projections, officers’ certificates and other information reasonably requested by the Administrative Agent (quarterly statements to be delivered within 60 days of the end of each quarter and annual statements to be delivered within 90 days of the end of each fiscal year); payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Administrative Agent to reasonably inspect property and books and records; notices of defaults, litigation and other material events; and compliance with environmental laws.

Financial Covenants:	Financial covenants (including, without limitation, minimum interest coverage (EBITDA to cash interest greater than or equal to 3.00 to 1.00 at all times) and consolidated net debt (which will be the excess of consolidated total debt over the amount of cash that exceeds $15,000,000) to EBITDA which must be less than or equal to (x) 3.50 to 1.00 for the period beginning with the Closing Date and ending August 31, 2007 and (y) 3.25 to 1.00 thereafter). EBITDA will be defined as consolidated net income (loss), excluding non-cash charges and non-recurring gains or losses, plus consolidated interest expense, consolidated income tax expense, and consolidated depreciation and amortization charges.

Negative Covenants:	Limitations on: indebtedness; liens; guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales of assets; leases; restricted payments; investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; ERISA; environmental; and substantial change in the general nature of the business of the Company and its subsidiaries taken as a whole (in each case, subject to agreed upon exceptions, including certain existing and future intercompany transactions).

Events of Default:	Nonpayment of principal when due; nonpayment of interest, fees or other amounts within five days of the due date therefor; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a 30-day grace period); cross-default to material indebtedness; bankruptcy events; certain material ERISA events; material judgments; a change of control (the definition of which is to be agreed); failure to maintain Lenders’ first priority perfected security interest in the equities pledged to the Lenders; and failure by Guarantors’ to satisfy their duties and obligations under their guarantees of the Facilities.

Voting:	Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding greater than 50% of the aggregate amount of the Term Loans, the Revolving Credit Loans, participations in Letters of Credit and Swingline Loans and unused commitments under the Revolving Credit Facility, except that (a) the consent of each Lender affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment and (b) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages and with respect to releases of all or substantially all of the equities pledged to the Lenders or all or substantially all of the guarantees made in respect of the obligations owing under or in connection with the Facilities.

Assignments and Participations:	The Lenders shall be permitted to assign all or a portion of their loans and commitments with the consent, not to be unreasonably withheld, of (a) the Company, unless (i) the assignee is a Lender, an affiliate of a Lender or an approved fund or (ii) an Event of Default has occurred and is continuing, (b) the Administrative Agent, unless a Term Loan is being assigned to a Lender, an affiliate of a Lender or an approved fund, or (c) the Issuing Bank, unless a Term Loan is being assigned to a Lender, an affiliate of a Lender or an approved fund. In the case of partial assignments (other than to another Lender, to an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $5,000,000, in the case of a Revolving Credit commitment, and $5,000,000, in the case of a Term Loan, unless otherwise agreed by the Company and the Administrative Agent.

The Lenders shall also be permitted to sell participations in their Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Facilities only upon request.

Yield Protection:	The Credit Documentation shall contain reasonable and customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurocurrency Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:	The Borrowers shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger associated with the syndication of the Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of one counsel for all Lenders other than the Administrative Agent) in connection with the enforcement of the Credit Documentation.

The Administrative Agent, the Lead Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

Governing Law and	State of New York.

Forum:

Counsel to the Administrative Agent and the Lead Arranger:	Sidley Austin LLP.

Annex I
Interest and Certain Fees

Interest Rate Options:	The Borrowers may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

the ABR; or

the Adjusted LIBO Rate plus the Applicable Margin.

provided, that all Swing Line Loans shall bear interest based upon either (x) the ABR or (y) a rate mutually agreed upon between the Company and JPMCB.

As used herein:

“ABR” means the higher of (i) the rate of interest publicly announced by JPMCB as its prime rate in effect at its principal office in New York City (the “Prime Rate”), and (ii) the federal funds effective rate from time to time plus 0.5%.

“Adjusted LIBO Rate” means the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities.

“Applicable Margin” means, with respect to Eurocurrency Loans, a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“LIBO Rate” means the rate at which eurodollar (or other applicable currency) deposits in the London interbank market for one, two, three, six or twelve months (as selected by the Borrowers) are quoted on the Telerate screen.

The defined terms set forth herein may be modified as required by the Administrative Agent in the Credit Documentation to reflect definitions of pricing terms as are required in respect of Loans denominated in currencies other than US dollars and made available to the Foreign Borrowers outside of the United States.

Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Loans bearing interest based upon the Adjusted LIBO Rate (“Eurocurrency Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Facility Fees:	The Company shall pay a facility fee calculated on the average daily amount of the Revolving Credit Facility (whether used or unused) equal to such percentage determined in accordance with the pricing grid attached hereto as Annex I-A times such average daily amount, with such facility fee being payable quarterly in arrears.

Letter of Credit Fees:	The Company shall pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans that are Revolving Credit Loans on the face amount of each such Letter of Credit. Such commission shall be shared ratably among the Lenders and shall be payable quarterly in arrears.

A fronting fee on the face amount of each Letter of Credit shall be payable quarterly in arrears by the Company to the Issuing Lender for its own account. The amount of such fee shall be agreed upon by the Company and the Issuing Lender. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:	At any time when any Borrower is in default in the payment of any amount of principal due under either Facility, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate or in the case of Loans denominated in currencies other than US dollars, if consistent with market conventions) for actual days elapsed.

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Annex I-A
Pricing Grid

Applicable	Level I	Level II	Level III	Level IV	Level V
Margin/Fee rate	Status	Status	Status	Status	Status
Facility Fee	0.09%	0.10%	0.125%	0.175%	0.20%

Eurocurrency Rate for Revolving Credit Loans	0.31%	0.40%	0.50%	0.70%	0.925%

Eurocurrency Rate for Term Loans	0.40%	0.50%	0.625%	0.875%	1.125%

Letter of Credit Commission	0.31%	0.40%	0.50%	0.70%	0.925%
     For a period from the Closing Date until the receipt of the Company’s Financials for the quarter ending August 31, 2006, Level IV shall be in effect. For purposes hereof, “Leverage Ratio” shall be the Company’s ratio of total indebtedness to EBITDA.
     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
     “Financials” means the annual or quarterly financial statements of the Company delivered pursuant to the Credit Documentation.
     “Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Leverage Ratio is equal to or less than 1.50 to 1.00.
     “Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Leverage Ratio is equal to or less than 2.00 to 1.00.
     “Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is equal to or less than 2.50 to 1.00.
     “Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is equal to or less than 3.00 to 1.00.

     “Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is greater than 3.00 to 1.00.
     “Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.
The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then, at the request of the Required Lenders, the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

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